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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-44635, 333-47913, 333-61299, 333-64361, 333-65621 and
333-67075) of our report dated February 20, 1998, with respect to the consolidated financial statements of IQ Software Corporation as of January 31, 1998 and for each of the two years in the period then ended, included in the Annual Report (Form 10-K) for the year ended January 31, 1999.

                                              /s/ ERNST & YOUNG LLP

Atlanta, Georgia
April 26, 1999